                                                                   Exhibit 10.39

                        FINANCIAL PERFORMANCE CORPORATION

                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT (the "Agreement"), dated as of January 10, 2000, between FINANCIAL PERFORMANCE CORPORATION, a New York corporation (the "Company"), having an address at 335 Madison Avenue, 8th floor, New York, New York 10017 and JEFFREY SILVERMAN, having an address at c/o LTS Capital Partners, 777 Third Avenue, New York, New York 10017 (the "Grantee").

         The Company hereby grants to the Grantee an irrevocable nonqualified stock option (the "Option") to purchase from time to time all or any part of an aggregate of 1,000,000 shares of the Company's common stock, $.01 par value per share (the "Shares"). This Option is a nonqualified Stock Option which is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

         1. Confirmation of Grant. The Company hereby evidences and confirms its grant of the Option to the Grantee on the date of this Agreement.

         2. Number of Shares. This Option shall be for an aggregate of 1,000,000 Shares.

         3. Exercise Price. The exercise price shall be $14.50 per share, which amount equals the closing sale price of the Company's common stock as quoted on the OTC Bulletin Board as of the close of business on January 10, 2000.

         4. Medium and Time of Payment. The exercise price of the Option shall be paid in cash or by check payable to the order of the Company at the time of exercise. In addition, the Company shall accept full or partial payment in Shares previously owned by the Grantee having an aggregate fair market value on the date of exercise equal to the portion of the exercise price being so paid. The option may be partially exercised from time to time.

         Payment in full for all Shares with respect to which the Option is then being exercised shall be required before the issuance of any Shares pursuant to the exercise of the Option. In connection with the delivery of any certificates representing the Shares, the Company shall, at the request of the Grantee, withhold a number of Shares having an aggregate fair market value on the date of the exercise of the Option equal to the taxes then required by applicable federal, state and local law to be so withheld and such shares shall be irrevocably returned to treasury stock of the Company. If the Grantee does not so request the Company to withhold Shares, the Grantee shall pay to the Company any amount necessary to satisfy any applicable federal, state, or local tax withholding obligations.

         5. Term and Exercise of the Option. The Option shall expire five years from the date of this Agreement and may be exercised for all or any portion of the Shares (in whole shares) at any time and from time to time during such period.

                  This Option may be exercised only by written notice to the Company indicating the number of whole Shares which are being purchased. Such notice must be signed by the Grantee and be accompanied by full payment of the exercise price.

         6. Transferability. The Option may only be transferred to an Affiliate of Grantee or by will or the laws of descent and distribution.

         7. Adjustments. (a) In case the Company shall at any time after the date of this Agreement (i) declare a dividend or make a distribution on the Common Stock in shares of its capital stock, (ii) subdivide the outstanding Common Stock; (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), or take any action similar to (i) through (iv), then the number and kind of shares of capital stock purchasable upon exercise of the Option immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Grantee shall be entitled to receive the number and kind of shares of capital stock upon exercise that such holder would have owned or been entitled to receive had such Option been exercised immediately prior to the happening of the events described above (or in the case of clause (i) above, immediately prior to the record date therefor). An adjustment made pursuant to this Section 10(a) shall become effective immediately after the effective date, retroactive to the record date therefor in the case of clause (i) above, and shall become effective immediately after the effective date in the case of clauses (ii), (iii) or (iv) above.

                  (b) In case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of the outstanding Shares issuable upon exercise of the Option) or in case of the sale, transfer or other disposition of all or substantially all of the assets of the Company, then the Grantee shall be entitled to receive upon exercise of the Option such number of shares of capital stock or other securities or property upon, or as a result of, such transaction that the Grantee would have been entitled to receive had the Option been exercised immediately prior to such transaction.

         8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Grantee as follows:

                  8.1 This Agreement has been duly and validly authorized, executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  8.2 No Conflicts; Consents of Third Parties. The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Company with any of the provisions hereof does not (i) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration under any Contract, Permit or Order to which the Company is a party or by which the Company or its assets or properties are bound; (ii) constitute a violation of any Law applicable to the Company or (iii) result in the creation of any Lien upon the properties or assets of the Company. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement, or the compliance by the Company with any of the provisions hereof or thereof, except as set forth on Schedule 4.1 of the Stock Purchase and Sale Agreement dated the date hereof by and among the Company, Silverman and Robert
S. Trump and any notification required to be made to any quotation system operated by a national securities association on which the Company's common stock is listed or may be listed.

                  8.3 Reservation of Shares. The Company has reserved for issuance out of the authorized capital stock of the Company a number of shares of the Company's common stock equal to the number of shares of the Company's common stock issuable upon the exercise of the Option.

         9. No Limitation on Rights of the Company. The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

         10. Rights as a Shareholder. The Grantee shall have the rights of a shareholder with respect to the Shares covered by the Option only upon becoming the holder of record of those Shares.

         11. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. Absent any agreement with the Company specifically providing for such terms, the Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company hereby agrees to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement from and after the date hereof.

         12. No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

         13. Agreement Not a Contract of Employment. This Agreement is not a contract of employment, and the terms of the Grantee's Board membership or the relationship of the Grantee with the Company or any Affiliate shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation as a member of the Board or of any other relationship between the Grantee and the Company or any Affiliate, nor shall it interfere with the right of shareholders of the Company to remove the Grantee from the Board or the right of the Company or any Affiliate to treat the Grantee without regard to the effect which that treatment might have upon him as a Grantee.

         14.      Certain Definitions.

                  "Affiliate" shall have the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                  "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

                  "Governmental Body" means any governmental or regulatory body, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

                  "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

                  "Lien" means any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                  "Order" means any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

                  "Permit" means any approval, authorization, registration, consent, license permit or certificate by any Governmental Body.

                  "Person" means any individual, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, Government Body or other entity.

         15. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, four days after the date of deposit in the United States mails, to each party at its address set forth above or to such other address as may be designated in a notice given in accordance with this Section.

         16. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to any rules regarding conflicts of law.

                  IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Stock Option Agreement as of the date first written above.


                                     FINANCIAL PERFORMANCE CORPORATION


                                     By: /s/
                                        --------------------------------------
                                         Name:    Ottavio Serena
                                         Title:   Vice-President


                                         /s/
                                     -----------------------------------------
                                     JEFFREY SILVERMAN


                                       6